EXHIBIT 4.1

STOCKHOLDERS AGREEMENT

This STOCKHOLDERS AGREEMENT (this “Agreement”) is entered into this 5th day of October, 2007 by and among UNITED FUEL & ENERGY CORPORATION, a Nevada corporation (the “Company”), FRANK P. GREINKE (“Greinke”), FRANK P. GREINKE, AS TRUSTEE UNDER THE GREINKE BUSINESS LIVING TRUST DATED APRIL 20, 1999 (“Trust”), THOMAS E. KELLY (“Kelly”), FALCON SEABOARD INVESTMENT COMPANY, L.P. (“Falcon Seaboard”) and CHARLES McARTHUR (“McArthur”) .

W I T N E S S E T H:

WHEREAS, the Company, Greinke, Trust and Cardlock Fuels System, Inc., a California corporation (“CFS”), have entered into a Mutual Stock Purchase Agreement dated September 14, 2007 (the “Purchase Agreement”), pursuant to which the parties thereto have agreed, upon the terms and subject to the conditions set forth therein, for the Company to acquire all of the outstanding capital stock of CFS from Trust in exchange for the Company’s issuance to Trust of 26,641,276 shares of the Company’s Common Stock;

WHEREAS, upon receipt of the shares of Common Stock upon consummation of the transactions contemplated by the Purchase Agreement, Trust will become a significant stockholder of the Company;

WHEREAS, as a condition to its willingness to enter into the Purchase Agreement, the Company has required that Greinke and Trust agree, and to induce the Company to enter into the Purchase Agreement, each of Greinke and Trust is willing to agree to certain arrangements and understandings respecting Trust’s contemplated share ownership in the Company and certain other matters as set forth in this Agreement; and

WHEREAS, as a condition to their willingness to enter into the Purchase Agreement, Greinke and Trust have required that Kelly, Falcon Seaboard and McArthur agree, and to induce Greinke and Trust to enter into the Purchase Agreement, each of Kelly, Falcon Seaboard and McArthur is willing to agree to certain arrangements and understandings respecting their respective share ownership in the Company.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Company, Greinke, Trust, Kelly, Falcon Seaboard and McArthur hereby agree as follows:

ARTICLE 1
CERTAIN DEFINITIONS

Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Purchase Agreement. In addition, the following terms, as used in this Agreement, shall have the respective meanings set forth in this Article 1:

“Beneficial owner” or “beneficially owned” or “beneficial ownership” shall have the meaning assigned to such term in Rule 13d-3 under the Exchange Act.

“Board” or “Board of Directors” means the board of directors of the Company, as constituted from time to time.

“Common Stock” means the common stock of the Company, par value $0.001 per share.

“Effective Time” means the time at which the Purchase Agreement is consummated.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, as in effect from time to time.

“Governmental Entity” means any government or any agency, bureau, board, commission, court, department, official, political subdivision, tribunal or other instrumentality of any government, whether federal, state or local, domestic or foreign.

“Person” means any natural person, firm, individual, business trust, trust, association, corporation, partnership, joint venture, company, unincorporated entity or Governmental Entity.

“Voting Securities” means the Common Stock and any other securities of the Company or its successors that are entitled by their terms to vote generally in the election of directors of the Company or its successors and all options, rights, warrants and other securities convertible into, or exercisable or exchangeable for, any shares of the Common Stock or other securities possessing such voting rights.

ARTICLE 2
VOTING AGREEMENTS

Section 2.1 Greinke and Trust Voting Agreement.

From the Effective Time and ending on the first anniversary of the Effective Time, each of Greinke and Trust hereby agrees to vote (or cause to be voted) all of the Voting Securities which Greinke and Trust is entitled to vote (or to provide his written consent thereto), at any annual, special or other meeting of the stockholders of Company, and at any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting or otherwise:

(i) against any action or proposal to remove any member of the Board of Directors in office at the Effective Time;

(ii) for any action or proposal to reelect the members of the Board of Directors in office at the Effective Time at any annual meeting of the stockholders of the Company; and

(iii) in accordance with the written recommendations of McArthur; provided, however, that if the provisions of this subsection (iii) conflict with the provisions of subsection (i) or subsection (ii) with respect to a particular action or proposal, the provisions of subsection (i) or subsection (ii) shall control.

Section 2.2. Kelly, Falcon Seaboard and McArthur Voting Agreement.

From the Effective Time and ending on the first anniversary of the Effective Time, each of Kelly, Falcon Seaboard and McArthur hereby agrees to vote (or cause to be voted) all of the Voting Securities which Kelly, Falcon Seaboard and McArthur is entitled to vote (or to provide his written consent thereto), at any annual, special or other meeting of the stockholders of Company, and at any adjournment or adjournments thereof, or pursuant to any consent in lieu of a meeting or otherwise, in such a manner as to ensure that Greinke is appointed or elected a member of the Board of Directors; provided, however, that Kelly’s and McArthur’s agreement under this Section 2.2 is contingent on Falcon Seaboard not objecting to the election of Greinke to the Board of Directors. From the Effective Time and ending on the first anniversary of the Effective Time, Falcon Seaboard hereby agrees not to object to Greinke’s election as a member of the Board of Directors so as to prevent Messrs. Kelly and McArthur from voting (or causing to be voted) all of the Voting Securities which they are entitled to vote in favor of the election of Greinke as a member of the Board of Directors pursuant to the terms of that certain Voting Agreement dated as of April 21, 2006 by and among Falcon Seaboard, Kelly and McArthur.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES

Section 3.1. Representations and Warranties of Greinke and Trust.

(a) Binding Agreement. Each of Greinke and Trust represents and warrants as follows: (i) Greinke and Trust has the capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby; and (ii) Greinke and Trust has duly and validly executed and delivered this Agreement and this Agreement constitutes a legal, valid, and binding obligation of Greinke and Trust, enforceable against Greinke and Trust in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

(b) No Conflict. Each of Greinke and Trust represents and warrants that neither the execution and delivery of this Agreement, nor the compliance with any of the provisions hereof in each case by Greinke or Trust (i) requires any consent, approval, authorization or permit of, registration, declaration, or filing with, or notification to, any Governmental Entity (except for filings or notifications under the Exchange Act), (ii) results in a default (or an event which, with notice or lapse of time or both, will result in a default) or gives rise to any right of termination by any third party, cancellation, amendment, or acceleration under any material contract, agreement, instrument, commitment, arrangement, or understanding, or results in the creation of a security interest, lien, charge, encumbrance, equity, or claim with respect to any of the securities of CFS beneficially owned by Greinke or Trust, (iii) requires any material consent, authorization, or approval of any person other than a Governmental Entity which has not been obtained, or (iv) violates or conflicts with any order, writ, injunction, decree or law applicable to Greinke or Trust or the securities of the Company beneficially owned by Greinke or Trust.

Section 3.2. Representations and Warranties of Kelly, Falcon Seaboard and McArthur.

(a) Binding Agreement. Each of Kelly, Falcon Seaboard and McArthur represents and warrants as to himself or itself that: (i) he or it has the capacity to execute and deliver this Agreement and to consummate the transactions contemplated hereby; and (ii) he or it has duly and validly executed and delivered this Agreement and this Agreement constitutes a legal, valid, and binding obligation, enforceable against him or it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws affecting creditors’ rights generally and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law).

(b) No Conflict. Each of Kelly, Falcon Seaboard and McArthur represents and warrants as to himself or itself that neither the execution and delivery of this Agreement, nor the compliance with any of the provisions hereof by himself or itself (i) requires any consent, approval, authorization or permit of, registration, declaration, or filing with, or notification to, any Governmental Entity (except for filings or notifications under the Exchange Act), or (ii) violates or conflicts with any agreement, order, writ, injunction, decree or law applicable to him or it or the securities of the Company beneficially owned by him or it; provided, however, that in the case of Kelly and McArthur, the voting agreement provided under Section 2.3(b) hereof may conflict with the terms of that certain Voting Agreement dated as of April 21, 2006 by and among Falcon Seaboard, Kelly and McArthur in the event that Falcon Seaboard notifies Kelly and McArthur that it objects to the election of Greinke to the Board of Directors in violation of Falcon Seaboard’s agreement pursuant to Section 2.2 hereof.

ARTICLE 4
MISCELLANEOUS

Section 4.1. Termination. This Agreement shall terminate upon the earlier to occur of the following: (i) one (1) year following the Effective Time, or (ii) the termination of the Purchase Agreement prior to consummation of the transactions contemplated thereby.

Section 4.2. Survival. The representations and warranties herein contained shall survive indefinitely following the termination of this Agreement, subject to applicable statutes of limitation, if any; provided, however, that no representations and warranties shall survive the termination of this Agreement pursuant to Section 4.1(ii).

Section 4.3. Specific Enforcement. The parties hereto agree that if any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, irreparable damage would occur and it would be extremely impracticable and difficult to measure damages. Accordingly, in addition to any other rights and remedies to which the parties may be entitled by law or equity, each party shall be entitled to seek specific performance of the terms hereof. Further, the parties hereto expressly waive (a) the defense that a remedy in damages will be adequate and (b) any requirement, in an action for specific performance, for the posting of a bond.

Section 4.4. No Waiver. The parties hereby agree that no failure or delay by a party to this Agreement, in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will a single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder.

Section 4.5. Governing Law. This Agreement shall be governed and construed in all respects in accordance with the laws of the State of Nevada (without giving effect to the provisions thereof relating to conflicts of law).

Section 4.6. Successors and Assigns. Except as otherwise provided herein, the provisions hereof shall inure to the benefit of and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto.

Section 4.7. Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof, and no party shall be liable or bound to any other party in any manner by any warranties, representations, or covenants except as specifically set forth herein or therein. Except as expressly provided herein, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge, or termination is sought.

Section 4.8. Notices. Unless otherwise provided, any notice, request, demand or other communication required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, or when sent by telex or telecopier (with receipt confirmed), or one business day following deposit with overnight courier or three business days following deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed as follows (or at such other address as a party may designate by notice to the other):

If to the Company:

United Fuel & Energy Corporation
405 Marienfeld, Suite 300
Midland, Texas 79701
Attention: Charles McArthur
Telephone: (432) 571-8055
Facsimile: (432) 687-5580

With a copy to (which shall not constitute notice):

Akin Gump Strauss Hauer & Feld LLP
300 Convent Street, Suite 1500
San Antonio, Texas 78205
Attention: Will Liebmann, Esq.
Telephone: (210) 281-7000
Facsimile: (210) 224-2035

If to Greinke:

Frank P. Greinke
P.O. Box 1258
Tacoma, Washington 98401-1258

With a copy to (which shall not constitute notice):

Robert W. Bollar
General Counsel
P.O. Box 4159
Orange, California 92863-4159
Telephone: (714) 516-7260
Facsimile: (714) 922-7230

And

Rutan & Tucker, LLP
Attn: Larry A. Cerutti
611 Anton Blvd., 14th Floor
Costa Mesa, California 92626-9035
Telephone: (714) 641-3450
Facsimile: (714) 546-9035

Section 4.9. Assignment. Without the prior written consent of the other parties hereto, no party hereto may assign this Agreement or any of its rights or obligations hereunder, in whole or in part, by operation of law or otherwise except that the Company may, without the prior written consent of the other parties, assign this Agreement upon a merger, consolidation, “combination” as defined in Section 78.416 of the Nevada Revised Statutes as in effect on the date hereof, compulsory share exchange, recapitalization or other similar transaction, provided that holders of the capital stock of the Company or the surviving entity immediately prior to such transaction hold at least a majority of the capital stock of the Company or the surviving entity immediately after such transaction.

Section 4.10. Severability. Whenever possible, each provision or portion of any provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law but if any provision or portion of any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or portion of any provision in such jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision or portion of any provision had never been contained herein.

Section 4.11. Electronic Signatures. Delivery of a copy of this Agreement bearing an original signature by facsimile transmission (whether directly from one facsimile device to another by means of a dial-up connection or whether mediated by the worldwide web), by electronic mail in “portable document format” (“.pdf”) form, or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document, will have the same effect as physical delivery of the paper document bearing the original signature. “Originally signed” or “original signature” means or refers to a signature that has not been mechanically or electronically reproduced.

Section 4.13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same Agreement.

Section 4.14. Stockholder Capacity. Neither Greinke, Kelly nor McArthur makes any agreement or understanding herein in their capacities as directors or officers of the Company. Nothing herein will limit or affect any actions taken by Greinke, Kelly or McArthur in their capacities as officers or directors of the Company or any of its Subsidiaries to comply with their fiduciary obligations as officers or directors of the Company.

IN WITNESS WHEREOF, the parties have caused this Stockholders Agreement to be duly executed as of the day and year first above written.

UNITED FUEL & ENERGY CORPORATION

By:	/s/ Charles McArthur
Charles McArthur
President and Chief Executive Officer

FRANK P. GREINKE, AS TRUSTEE UNDER THE GREINKE BUSINESS LIVING TRUST DATED APRIL 20, 1999

/s/ Frank P. Greinke
FRANK P. GREINKE, TRUSTEE

/s/ Frank P. Greinke
FRANK P. GREINKE

/s/ Charles McArthur
CHARLES MCARTHUR

/s/ Thomas E. Kelly
THOMAS E. KELLY

FALCON SEABOARD INVESTMENT COMPANY, L.P.

By:	/s/ Gene Dewhurst
Name: E. H. (Gene) Dewhurst
Title: Authorized Representative